MANAGEMENT AGREEMENT


THIS AGREEMENT, dated the 1st day of October, 1997, is made by and between AEGIS REALTY, INC. SUMMIT INSURED EQUITY L.P., SUMMIT INSURED EQUITY II L.P. AND AEGIS REALTY OPERATING PARTNERSHIP, L.P. as ("OWNER") and RCC PROPERTY ADVISORS, ("RCC"), A Florida General Partnership, by its General Partner PRR Realty Associates, Inc.

                                 P R E A M B L E
                                 ---------------

OWNER owns certain properties located as indicated in Exhibit "A". The properties, together with the improvements constructed thereon, are operated as shopping centers under the names indicated in Exhibit "A", and hereinafter known as the "PROJECTS".

OWNER desires to retain the services of RCC as its exclusive managing agent and as its exclusive leasing and brokerage agent, in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. AGENCY. OWNER hereby appoints RCC as its exclusive managing agent, on an independent contractor basis and not as an employee of OWNER, and RCC hereby accepts the appointment, subject to the terms and conditions of this Agreement.

2. DUTIES OF MANAGER. RCC shall, on behalf of and as agent for and at the expense of OWNER, perform all services reasonably required in connection with the prudent day-to-day management and operation of the PROJECTS. RCC agrees to provide and perform the services and duties required of it in a prudent manner, and shall diligently and faithfully manage and operate the PROJECTS in accordance with standards reasonably applicable to projects of similar size and character and, subject to the terms hereof, in compliance with all mortgages, leases, budgets, cash and financial constraints and other Agreements it knows of and or is made or becomes aware of pertaining to or governing the operation of the PROJECTS, in compliance with the requirements of all controlling governmental authorities, and in compliance with reasonable directions made by OWNER from time to time.

     2.01 After the execution of this Agreement, prior to the commencement date of each calendar year thereafter (if this Agreement is still in full force and effect), to submit to OWNER for OWNER's approval, proposed operating budgets for the PROJECTS, setting forth the estimated receipts and expenses relating to the PROJECTS for the ensuing calendar year. From time to time during the calendar year as and when revisions in the APPROVED BUDGET become necessary both the OWNER and RCC shall review and agree on same. If OWNER does not approve of any budget submitted by RCC, OWNER shall give RCC written notice of such disapproval within ten (10) days after the budget is submitted to OWNER, which notice shall specify the line items or amounts that are not approved by OWNER and shall set forth reasonable alternative line items and/or amounts satisfactory to OWNER. If such written notice of disapproval is not received by RCC within ten (10) days, then the budget shall be deemed approved by the OWNER, subject to above noted revisions. If RCC agrees to OWNER's changes in any budget, RCC shall so notify OWNER in writing within ten (10) days after receipt of OWNER's notice, and if not then the parties shall meet or discuss in good faith and resolve any differences within thirty (30) days after RCC's receipt of OWNER's revised budget. The operating budget, as approved by the OWNER is hereinafter referred to as the "APPROVED BUDGET". RCC shall in good faith use its best efforts as economically reasonable and typical to implement the APPROVED BUDGET and shall be authorized, without the need for further approval of OWNER, to make the expenditures and incur the obligations provided for in the APPROVED BUDGET. In the event that a submitted budget is rejected by OWNER, RCC shall operate under the last APPROVED BUDGET on an item-by-item basis until a revised budget is approved in writing by OWNER.

     2.02 To use its best efforts to lease space now or hereafter becoming vacant, including but not limited to the subcontracting to local agents, a portion of same.

     2.03 OWNER shall from time to time establish and notify RCC in writing of reasonable guidelines for the basic rents, terms and provisions to be contained in tenant leases, and RCC may execute leases as OWNER's agent and on behalf of OWNER on terms not less favorable to OWNER than those set forth in such guidelines, or on such other terms as are approved by OWNER in writing. OWNER has set out an approved lease form and shall have the right to direct RCC as to reasonable lease terms to be utilized in the leasing of space within the PROJECTS and, in that event, RCC shall be authorized to execute leases for the PROJECTS on such form(s); provided, however, no such lease shall contain any changes which are material and adverse to OWNER, without OWNER's prior consent. In addition to RCC'S authority granted herein to execute leases as OWNER's agent, at the request of RCC, and upon OWNER's approval, OWNER will execute a lease or give RCC specific authority to execute a lease otherwise found acceptable to OWNER.

     2.04 To perform all OWNER's obligations to the tenants of the PROJECTS pursuant to the various tenant leases, and to respond to all tenant requests and complaints.

     2.05 To collect all rents and other monies of any kind whatsoever due OWNER from tenants and to take any and all action which is reasonably necessary to enforce such collection of rents due OWNER from the various tenants of the PROJECTS or enforce their respective lease obligations, include filing of suit; to sign and serve in the name of OWNER such notices as are deemed necessary by RCC in enforcement of the tenant leases; to institute and prosecute legal actions or proceedings for the collection of rent and other monies due OWNER, the enforcement of the PROJECTS' leases and/or the dispossession of the various tenants of the PROJECTS, and in connection therewith to engage legal counsel, and where expedient, to settle, compromise and release such actions or proceedings or reinstate such tenancies.

     2.06 To advise the OWNER promptly, with confirmation in writing, of the service upon or delivery to RCC of any summons, subpoena, or other legal document including, without limitation, notices, letters or other communications setting out or claiming an actual or alleged potential liability of OWNER or any violation of any statute, ordinance, law or other governmental rule or regulation.

     2.07 To promptly notify OWNER of any actual or threatened condemnation which RCC has actual notice of and which may effect the PROJECTS or the area in the general vicinity thereof.

     2.08 To obtain and renew such permits and licenses as shall be necessary in connection with the management and operation of the PROJECTS and comply where reasonably possible with all statutes, ordinances, laws or other governmental rules or regulations.

     2.09 To contract for, purchase and pay for all utilities, repairs, maintenance, services, alterations, equipment, personal property, supplies and materials as may be deemed necessary or appropriate from time to time in connection with the prudent management and operation of the PROJECTS, and to do all things necessary to maintain the PROJECTS in a clean, safe and orderly condition, subject to the limitations set forth in Section 3.

     2.10 To administer and supervise all contracts on Owner's behalf, and the obligations of the contracting parties, for all services, labor and materials to be supplied to or for the PROJECTS.

     2.11 To promptly and timely pay all debts and other obligations of OWNER with respect to the PROJECTS, including amounts due pursuant to mortgage loans encumbering the PROJECTS, and all sales and use taxes, and real estate taxes, assessments, and like charges, unless otherwise directed by OWNER, providing cash is available to do so.

     2.12 To establish and maintain, as are now provided, accurate and complete books of account with proper entries of all receipts, income and disbursements pertaining to the PROJECTS, which books of account shall be and remain the property of OWNER and shall be available to OWNER and its representative for inspection at any time during regular business hours, and to prepare and furnish reasonable financial reports and statements of the PROJECTS activities in accordance with provisions of Section 6 of this Agreement.

     2.13 To review all bills and statements received for services, work, supplies and other expenditures incurred by or on behalf of OWNER in connection with the maintenance, operation and property level ownership of the PROJECTS and to pay or cause to be paid in a timely fashion all such expenses, unless otherwise directed by OWNER.

     2.14 To review and make comment on, at the request of OWNER, all hazard, liability and other insurance carried for or by OWNER in connection with the PROJECTS. All insurance liability policies shall name RCC, its agents and employees as an additional insured, and shall provide that the policy may not be canceled or the coverage reduced without at least thirty (30) days written notice to RCC. RCC shall have the power and authority to settle and compromise claims against insurance companies, provided however that in the event any settlement would be insufficient to cover any loss incurred by, or claim against OWNER for which the insurance proceeds are payable (exclusive of any deductible) RCC shall not settle or compromise such claim without the written consent of OWNER.

     2.15 To perform any and all other acts, and to take any and all other action, reasonably necessary or appropriate in the prudent management and operation of the PROJECTS.

3. LIMITATIONS ON AUTHORITY. Notwithstanding anything contained herein to the contrary, without the prior consent of OWNER, RCC shall not:

     3.01 Execute any contract, purchase or pay for any item or thing; or incur any indebtedness on behalf of OWNER, exceeding in any instance the sum of $2,500 except where the expense incurred is specifically provided for in the APPROVED BUDGET. In addition, emergency repairs, including, but not limited to, those immediately necessary for the preservation and safety of the PROJECTS or the tenants or other persons, or required to avoid the suspension of any necessary service to the PROJECTS or to comply with any applicable, laws, order or regulation may be made by RCC, if RCC is unable to communicate promptly with OWNER, provided RCC notifies OWNER.

4. ACCOUNTS. All monies received by RCC for or on behalf of OWNER shall be deposited in an account(s) in the name of the OWNER, in a financial institution(s) to be approved by OWNER. All funds deposited in OWNER's account and not applied to the payment of OWNER's expenses as herein provided, shall be retained in OWNER's account(s) until such time as OWNER deems that there are excess funds to be distributed to the OWNER.

5. EXPENSES. Except as otherwise provided in this Agreement, all expenses of any kind or nature which are incurred or to be incurred in connection with the operation, leasing, ownership, maintenance, repair, or improvement of the PROJECTS, shall be the responsibility and obligation of OWNER, and OWNER agrees to indemnify and hold RCC and its agents and employees, harmless from claims action, liability, loss, damage, or a suit arising from such above referenced events or services or actions. Such expenses shall include RCC's cost for postage, long distance phones, overnight delivery service (Federal Express, UPS or other) and travel ( a minimum of two visits per calendar year) related to the PROJECTS. To the extent available, all such expenses shall be paid out of the income from the PROJECTS, and to the extent sufficient funds are not available OWNER shall pay or advance funds for the payment of such expenses which have been or are to be incurred out of its own funds upon written demand by RCC. In the event OWNER fails to pay an expense in connection with the PROJECTS, RCC shall have the right (but not the obligation) to (i) pay for such expense and in that event RCC shall have the option to deduct the amount paid by RCC from future income of the PROJECTS and retain same as reimbursement for such payment; and/or (ii) send written notice to OWNER demanding a reimbursement for such payment in which event OWNER shall reimburse RCC in full within ten (10) days of such demand. In any event, failure by OWNER to pay any expense incurred or to be incurred in connection with the PROJECTS shall constitute a default of this Agreement.

6. FINANCIAL AND INCOME TAX REPORTS. RCC shall prepare and distribute to OWNER, or parties specified by OWNER, the following financial and income tax reports and information:

     6.01 Within fifteen (15) days after the end of each calendar month, except the months which end a calendar quarter, a statement of assets, liabilities and OWNER's equity/deficit, a statement of income and expenses and such other statements as may be reasonably requested by OWNER.

     6.02 Within thirty (30) days after the end of OWNER's tax year, if requested in writing by the OWNER, the necessary supporting schedules from the books of account for submission to the accountants designated by OWNER for the preparation of Federal Income Tax, State Income Tax, Personal Property and Intangible Tax returns and any filings required by the SEC, or caused by the nature of the REIT structure of the OWNER.

7. EMPLOYEES. RCC shall have the right to utilize its own employees in connection with the performance of maintenance and other services for the PROJECTS, and in that event OWNER shall reimburse for the reasonable cost of such services while being performed for OWNER, including, but not limited to, salary, fringe benefits, payroll taxes and other employee costs. Notwithstanding the foregoing, OWNER shall not be required to reimburse RCC for costs associated with its executive or administrative personnel, unless special services are required and requested. Additional management charges to OWNER, requires OWNER'S written consent.

8. SECURITY DEPOSITS. Unless OWNER directs otherwise, all security deposits collected by RCC pursuant to the various tenant leases shall be remitted to OWNER unless required to be held in escrow. OWNER shall be responsible for the payment of all or any portion of any security deposit to be returned to any tenant, if sufficient funds are otherwise unavailable to RCC from the operations of the project.

9. TERM

     9.01 This Agreement shall commence on the 1st day of October 1997 , and shall continue in full force and effect for an INITIAL TERM of one (1) year from such commencement date, and thereafter, shall be automatically extended for successive terms of one (1) year, unless either party elects not to extend the term by delivering written notice to the other party at least ninety (90) days prior to the expiration of the then existing term, or unless this Agreement is otherwise terminated as hereinafter provided.

     9.02 After not less than thirty (30) days notice, or upon the transfer of title to the PROJECTS by OWNER to a person or entity that is independent of OWNER, either party may terminate this Agreement, provided, however, that in the event OWNER executes a contract for sale or option to sell the PROJECTS, OWNER shall forthwith notify RCC in writing that said contract has been executed and as to the approximate closing date.

     9.03 In the event of default by either party which is not cured as soon as reasonably practical after a written notice specifying the default is delivered to the defaulting party and in any event within ten (10) days as to a monetary default, and thirty (30) days as to a non-monetary default, except that if such non-monetary default is not capable of being cured within such thirty (30) days then this period of time will be extended for a reasonable amount of time so long as to the defaulting party is diligently proceeding to cure such default, then the non-monetary defaulting party may terminate this Agreement immediately upon written notice to the defaulting party.

     9.04 In the event either party is adjudicated as bankrupt, or institutes legal proceedings seeking relief for protection from its creditors, or in the event a receiver or trustee is appointed to take possession of all or a substantial portion of the assets of such party, then either party may immediately upon written notice by the other party, terminate this Agreement.

     9.05 If RCC fraudulently misuses any funds held by it on behalf of OWNER or engages in any other fraudulent conduct, OWNER may terminate this Agreement immediately upon written notice to RCC, provided however that if such misconduct is engaged in by an employee other than a principal of RCC, OWNER shall not have the right to terminate this Agreement if RCC immediately compensates OWNER for any and all losses, costs and expenses incurred by OWNER as a result thereof, and RCC evidences to OWNER's reasonable satisfaction that it has terminated the employment of such employee and it has taken appropriate steps reasonably satisfactory to OWNER to provide safeguards to ensure that such misconduct will not occur in the future by any other employees.

     9.06 Upon termination of this Agreement for any reason, and payment of any fees due RCC, RCC shall delivery to OWNER all leases, accounting records and files relating to the PROJECTS, and all funds of OWNER then remaining in RCC's possession, together with such authorizations and letters of direction addressed to tenants, occupants, suppliers, employees, bankers and other parties as OWNER may reasonably require; and RCC shall cooperate with OWNER in the transferring of management responsibilities to OWNER or its designee.

     10. INDEMNIFICATION. OWNER agrees to indemnify and hold RCC harmless, from and against any and all claims, costs, damages, liabilities, and expenses of any kind or nature whatsoever, including attorney's fees and court costs, arising out of the management or operation of the PROJECTS, or from damages or injuries to persons or property resulting from any cause whatsoever in, on or about the PROJECTS and, at OWNER's cost and expense, to defend any action or proceeding against RCC arising therefrom. Notwithstanding the foregoing, OWNER shall not be required to indemnify RCC against claims or damages suffered as a result of the gross negligence or willful misconduct of RCC, or any willful violation by RCC of any applicable statute, ordinance, law or governmental rule or regulation, or any act outside of the authority granted RCC pursuant to this Agreement on the part of RCC, and RCC agrees to indemnify and hold OWNER harmless from and against all claims and damages arising out of the foregoing, including OWNER's reasonable attorney's fees and court costs.

     11. NOTICES. All written notices to be given pursuant to this Agreement shall be given in writing at the following addresses unless either party notifies the other party in writing of a change of address:

          11.01 OWNER:   AEGIS REALTY, INC., SUMMIT INSURED EQUITY L.P., SUMMIT
                         INSURED EQUITY II L.P. AND AEGIS REALTY OPERATING
                         PARTNERSHIP, L.P.
                         c/o Bruce Brown
                         The Related Companies
                         625 Madison Avenue
                         Suite 900
                         New York, NY 10022

          11.02 RCC:     RCC Property Advisors, A Florida General Partnership

                         By: PRR Realty Associates, Inc. a
                         Florida corporation, General Partner
                         15127 Jog Road, Suite 210
                         Delray Beach, Florida 33446

Notice by certified mail, return receipt requested, shall be effective the day after mailing, and notice any other means shall only be effective upon receipt by the party being notified.

     12. DAMAGE, CONDEMNATION AND FORCE MAJEURE.

         12.01 Damage and Repair. Intentionally Omitted

         12.02 Condemnation. In the event all or substantially all of the PROJECTS are taken in any eminent domain, condemnation, or similar proceeding by any governmental or quasi-governmental authority, this Agreement shall terminate as of the date such taking is final, and OWNER and RCC shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled due to such taking.

         12.03 Force Majeure. If acts of war, civil disturbance, governmental action, including the revocation of any license or permit necessary for the operation of the PROJECTS where such revocation is not due to RCC's fault, or any other cause beyond the control of RCC, shall in RCC's reasonable opinion have a significant adverse effect upon the operations of the PROJECTS, then RCC shall be entitled to terminate this Agreement upon thirty (30) days written notice to OWNER.

     13. EXTRAORDINARY SERVICES. The parties acknowledge that the services to be performed by RCC hereunder only include the normal and customary activities, associated with the day-to-day management and operation of the PROJECTS, and do not include extraordinary services such as activities associated with the repair or reconstruction of the PROJECTS or any portion thereof after damage or destruction by casualty; activities associated with substantial renovation and remodeling, or compliance with new governmental requirements that may impose extraordinary burdens upon RCC. However, RCC may agree to perform such services on behalf of OWNER by written agreement of the parties, for an additional fee to be agreed upon, as set forth in Exhibit B.

     14. ADDITIONAL MANAGEMENT SERVICES. Notwithstanding anything contained herein to the contrary, the OWNER acknowledges that RCC, at OWNER's request, will perform certain additional management services for or on behalf of OWNER. These additional management services shall include the preparation and filing of governmental required reports; coordination of the preparation and filing of Federal and State Income tax returns; administration of partnership, loan, mortgage and similar agreements for compliance with specific terms and conditions contained therein; coordination of legal and other professional services; preparation of various reports beneficial to the OWNER; and certain other additional management services that may be reasonably requested by

OWNER. RCC further agrees to perform these additional management services for the management fee set forth in Exhibit B.

     Further both OWNER and RCC agree that by the attached letter (Exhibit "C"), additional PROJECTS may be added to the Contract at the same rate, cost and expense ,under the same terms and conditions as provided for herein.

     15. SALE OR FINANCING OF THE PROJECT. Intentionally Omitted

     16. ASSIGNMENT. Neither party shall have the right to assign the Agreement, or any rights or obligations herein, without the prior written consent of the other party.

     17. BINDING EFFECT. This Agreement is binding upon the successors and assigns of the parties hereto.

     18. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement of the parties, and no prior written or oral agreements or understandings shall be of any force or effect.

     19. ATTORNEY'S FEES. In the event either party commences litigation in order to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover its costs and reasonable attorney's fees from the other party.

     20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

     21. AMENDMENTS. All amendments or modifications to this Agreement shall be in writing and signed by the parties, and no oral amendments or modifications shall be enforceable.

     22. CAPTIONS. Captions utilized in this Agreement are for reference purposes only and shall be used to interpret, limit and define the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below:

                                        OWNER: AEGIS REALTY, INC.

/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: SUMMIT INSURED EQUITY L.P.
                                        a Delaware Limited Partnership,

                                        By:  AEGIS Realty Operating
                                               Partnership, L.P.,
                                             Its General Partner

                                             By:  AEGIS Realty, Inc.,
                                                  Its General Partner

/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: SUMMIT INSURED EQUITY II L.P.
                                        a Delaware Limited Partnership,

                                        By:  AEGIS Realty Operating
                                               Partnership, L.P.,
                                             Its General Partner

                                             By:  AEGIS Realty, Inc.,
                                                  Its General Partner
/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: AEGIS REALTY OPERATING
                                          PARTNERSHIP, L.P.

                                        By:  AEGIS Realty, Inc.
                                             Its General Partner

/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        MANAGER:

                                        RCC PROPERTY ADVISORS
                                          a Florida Partnership

                                        By:  PRR REALTY ASSOCIATES, INC.
                                             a Florida Corporation,
                                             General Partner

/s/  Linda Garcia                       By:  /s/  Paul R. Rutledge
     ----------------------------            ----------------------------------
                                             Paul R. Rutledge
     ----------------------------            As President for the Corporation
     WITNESSES:

                                    Exhibit A
                              Schedule of Projects

Name                 Address                   City                      Size


1.   Westbird        11423-11499
                     S.W. 40th Street          Miami, FL                 100,087

2.   Pablo           1822-2280
                     South Third Street        Jacksonville Bch, FL      140,922

3.   Hickory         5753-5771
                     Nolensville Rd.           Nashville, TN              67,336

4.   Southaven       453-521
                     Stateline Rd.             Southaven, MS              83,750

5.   Townwest        5615-5633
                     W. 38th Street            Indianapolis, IN           88,200

6.   Cactus          4312-4414
                     West Cactus Rd.           Phoenix, AZ                72,598

7.   Highland        901 S.W. Highland Drive   Gresham, OR                74,764

8.   Winery          1955 W. Texas Street      Fairfield, CA             121,950

9.   Mt. View        4002 U.S. Highway 78      Snellville, GA             99,908

10.  Rolling Hills   7012-7076
                     E. Golf Links Rd. and
                     513-631 S. Kolb Rd.       Tucson, AZ                101,864

11.  Kokomo          S. Reed Rd.               Kokomo, IN                 89,546

12.  Forest Park     1212-1250
                     W. Kemper Rd.             Cincinnati, OH             92,824

13.  Mt. Park        4750 Alabama Rd.          Roswell, GA                77,686

14.  Applewood       96th & "Q" Streets        Omaha, NE                 101,130

                                   EXHIBIT "B"

COMPENSATION. In consideration for the performance of its duties hereunder, RCC shall be entitled to receive and OWNER shall pay the RCC the following compensation:

MANAGEMENT FEE. Each month OWNER shall pay to RCC a management fee equal to four and one half (4.5%) percent of the gross receipts, collections, or revenues as hereinafter defined, actually collected by RCC for OWNER's account after the date hereof until the termination of this Agreement, whichever is greater. Said fee shall be payable monthly no later than ten (10) days after the end of each calendar month, based upon the gross receipts, collections or revenues collected during said calendar month. Gross receipts, collections or revenues shall mean all amounts collected from tenants, subtenants and occupants of the PROJECTS, including but not limited to minimum rent, percentage rent, payments collected in excess of fixed rents on account of real estate taxes, common area maintenance, utility charges or similar costs. The management fee shall be prorated on a per diem basis for any portion of the first and last month for which this Agreement shall be in effect.

RCC is hereby authorized and instructed to disburse compensation established in this section from any funds held on or for the account of OWNER. If such funds held on or for OWNER's account are insufficient to satisfy compensation due RCC hereunder, RCC shall invoice OWNER for such unsatisfied portion and OWNER shall pay to RCC all such amounts within ten (10) days.


LEASING FEE. OWNER hereby engages the services of RCC, as its exclusive leasing agent. As to each tenant lease for the PROJECTS entered into by OWNER while this Agreement is in effect, OWNER shall pay RCC, a leasing fee equal to the sum of the amounts derived by multiplying the various percentages included in the following schedule by the minimum rental and all charges to be paid during the applicable lease year(s) of the INITIAL TERM of the lease, including fixed minimum rent increases specified or minimum percentage increases or increases otherwise determinable.

                         Percentage   Lease Year
                         -----------------------

                     5% 1 through 5 of INITIAL  TERM
                     3% 6 through end of INITIAL TERM

     An additional leasing fee equal to one-half (1/2) of the amount computed to the above-mentioned shall be paid on the renewal, extension, or expansion of any tenant lease which is in occupancy or under lease, but by its terms does not provide a right or option to renew or extend at an agreed upon and specified rental rate, or if the rent for a renewal, extension, or expansion period is renegotiated, to add to the existing term.

     One-half of the leasing fee shall be paid to RCC upon the execution of the lease by OWNER and the tenant, and the balance of the leasing fee shall be paid to RCC on the commencement date of the lease.

     As the exclusive leasing agent for the PROJECTS, RCC, shall co-operate with its sub-contracted agents and/or any independent licensed real estate brokers or agents and, in the event that any such broker or agent procures a tenant lease then RCC's fee shall be increased by one half for each year of the INITIAL TERM as defined under LEASING FEE above and shall be shared between RCC and such independent broker or agent as they agree.

     The foregoing fees shall be net of any and all costs and expenses incurred by RCC in connection with and pursuant to this Agreement, provided; however, that RCC shall bear the cost of their own overhead for the home office of RCC and the salaries of their own officers and employees, except as elsewhere provided.

IN WITNESS WHEREOF, the parties have executed this Exhibit on the dates indicated below:


/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: SUMMIT INSURED EQUITY L.P.
                                        a Delaware Limited Partnership,

                                        By:  AEGIS Realty Operating
                                               Partnership, L.P.,
                                             Its General Partner

                                             By:  AEGIS Realty, Inc.,
                                                  Its General Partner

/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: SUMMIT INSURED EQUITY II L.P.
                                        a Delaware Limited Partnership,

                                        By:  AEGIS Realty Operating
                                               Partnership, L.P.,
                                             Its General Partner

                                             By:  AEGIS Realty, Inc.,
                                                  Its General Partner
/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        OWNER: AEGIS REALTY OPERATING
                                          PARTNERSHIP, L.P.

                                        By:  AEGIS Realty, Inc.
                                             Its General Partner

/s/  Linda Garcia                     By:    [ILLEGIBLE]
     ----------------------------            ----------------------------------
                                      Name:
     ----------------------------            ----------------------------------
     WITNESSES:                       Date:
                                             ----------------------------------


                                        MANAGER:

                                        RCC PROPERTY ADVISORS
                                          a Florida Partnership

                                        By:  PRR REALTY ASSOCIATES, INC.
                                             a Florida Corporation,
                                             General Partner

/s/  Linda Garcia                       By:  /s/  Paul R. Rutledge
     ----------------------------            ----------------------------------
                                             Paul R. Rutledge
     ----------------------------            As President for the Corporation
     WITNESSES:

                                   EXHIBIT "C"


VIA FAX & REGULAR MAIL

-----------------------------


-----------------------------
625 Madison Avenue, Suite 900
New York, NY 10022

Attn:_________________________

Dear Owner:

By this Agreement, Aegis Realty, Inc., Summit Insured Equity, L.P. and Summit Insured Equity II L.P. Aegis Realty Operating Partnership, L.P.,(collectively referred to as "Owner") acknowledge and agree that RCC Property Advisors ("RCC") shall be the managing agent of the following PROJECT:


         Center:  _____________________________________

         Address: _____________________________________

         Closing Date:____________   Price:____________

         Local Managing Company

         Name:    _____________________________________

         Address: _____________________________________

         Phone #: _____________________________________

         Contact: _____________________________________

         Acquisition Contact: _________________________

Owner and RCC acknowledge and agree that all terms and obligations provided in the Management Agreement effective October 1, 1997 between Owner and RCC shall be applicable to the Project. Kindly acknowledge receipt of this letter and your agreement with the foregoing by signing and returning the enclosed copy of this letter within seven (7) days of receipt. Should you have any questions, please do not hesitate to contact me.

Very truly yours,

RCC PROPERTY ADVISORS, a
Florida General Partnership

By: PRR Realty Associates, Inc., a
       Florida Corporation and General Partner

______________________________________________________
By: Paul R. Rutledge, as President for the corporation

OWNER:________________________________________________

______________________________________________________

By:___________________________________________________

   ___________________________________________________

PRR/tlr